UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

JAGGED PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37995 (Commission File Number)	81-3943703 (I.R.S. Employer Identification Number)

1401 Lawrence St., Suite 1800
Denver, Colorado 80202

(720) 215-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, Jagged Peak Energy Inc. (the “Company”) held its annual meeting of stockholders in Denver, Colorado (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (i) elect three Class I directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2021 annual meeting of stockholders and until they are either re-elected or their successors are duly elected and qualified and (ii) ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2018, are as follows:

1.
Each Class I director that was up for re-election was elected to a term of three years to expire at the Company’s 2021 annual meeting of stockholders and until he is either re-elected or his successor is duly elected and qualified. Votes regarding the election of these directors were as follows:

Director	For	Withheld	Broker Non-Votes
Charles D. Davidson	176,975,709	25,629,259	4,211,066
Roger L. Jarvis	196,069,004	6,535,964	4,211,066
Blake A. Webster	187,560,163	15,044,805	4,211,066

2.	KPMG LLP was ratified as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. The voting results were as follows:

For	Against	Abstain
206,737,777	67,262	10,995

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK ENERGY INC.

Date:	May 23, 2018

		By:	/s/ Christopher I. Humber
		Name:	Christopher I. Humber
		Title:	Executive Vice President, General Counsel & Secretary

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